As filed with the Securities and Exchange Commission on March 18, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Point Blank Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3129361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2102 SW 2ND STREET

POMPANO BEACH, FLORIDA 33069

(Address of Principal Executive Offices) (Zip Code)

2007 OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

James F. Anderson

Senior Vice President and Chief Financial Officer

2102 SW 2nd Street

Pompano Beach, Florida 33069

(954) 630-0900

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Kenneth L. Henderson

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104-3300

Telephone: (212) 541-2000

Fax: (212) 541-1357

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value per share	1,250,000	$3.60	$4,500,000	$176.85

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Calculated pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on March 14, 2008 as quoted by the Pink Sheets Electronic Quotation Service.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission (File No. 1-13112):

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008;

(b)	Registrant’s Current Report on Form 8-K filed March 5, 2008;

(c)	The description of the Registrant’s common stock set forth in Registrant’s Registration Statement on Form 8-A, filed on January 30, 2002; and

(d)	Registrant’s Registration Statement on form 8-A, filed on October 12, 2006, which contains a description of Registrant’s Series B Junior Participating Preferred Stock issuable in connection with the Registrant’s stockholder rights plan.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all common stock offered hereunder has been sold or which deregisters all common stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the state of Delaware (“DGCL”), as amended, provides that under certain circumstances, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has on reasonable cause to believe such person’s conduct was unlawful.

The DGCL authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against her and incurred by her in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify her under Section 145. Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of Point Blank Solutions, Inc., or that may arise out of their status as directors or officers of the Registrant, including liabilities under the federal and state securities laws.

Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Registrant with certain of its executive officers, Registrant must indemnify such officers and employees in the same manner and to the same extent that it is required to indemnify its directors under its Bylaws. Registrant’s Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL.

The Registrant has entered into indemnification agreements with each of its directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, a director will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the Exhibit Index.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pompano Beach, state of Florida, on the 18th day of March, 2008.

Point Blank Solutions, Inc.

By:	/s/ Larry Ellis
Larry Ellis
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Point Blank Solutions, Inc., hereby severally constitute and appoint Larry Ellis and James F. Anderson and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Larry Ellis	President, Chief Executive Officer and	March 18, 2008
Larry Ellis	Director (Principal Executive Officer)

/s/ James F. Anderson	Senior Vice President, Chief Financial	March 18, 2008
James F. Anderson	Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William Campbell	Chairman of the Board	March 18, 2008
William Campbell

/s/ David Bell	Director	March 18, 2008
David Bell

/s/ Martin R. Berndt	Director	March 18, 2008
Martin R. Berndt

/s/ Maurice Hannigan	Director	March 18, 2008
Maurice Hannigan

/s/ Jack Henry	Director	March 18, 2008
Jack Henry

/s/ Suzanne Hopgood	Director	March 18, 2008
Suzanne Hopgood

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of the Company filed September 1, 1994. (Incorporated by reference to the Company’s Definitive Proxy Material, filed February 15, 1995.)

3.2	Certificate of Amendment of Certificate of Incorporation of the Company filed December 31, 1996. (Incorporated by reference to Post-Effective Amendment No. #3 to the Company’s Registration Statement on Form SB-2, filed on Jan 31, 1997.)

3.3	Certificate of Amendment of Certificate of Incorporation of the Company filed July 24, 2001. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed January 28, 2002.)

3.4	Second Amended and Restated By-Laws of the Company adopted as of August 17, 2007. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed August 24, 2007.)

3.5	Certificate of Designations and Preferences of the Company filed December 26, 2001. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed January 28, 2002.)

3.6	Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of the Company filed October 12, 2006. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed October 12, 2006.)

5.1	*Opinion of Bryan Cave LLP

10.1	2007 Omnibus Equity Incentive Plan (Incorporated by reference to the Company’s Current Report on Form 8-K, filed July 20, 2007.)

23.1	*Consent of Bryan Cave LLP (Included in Exhibit 5.1.)

23.2	*Consent of Rachlin LLP

24.1	*Power of Attorney (Contained on Signature Page.)

*	Filed herewith